Exhibit 10.18

AMENDMENT NUMBER ONE TO THE
FOSSIL GROUP, INC. 2020 CASH INCENTIVE PLAN

This AMENDMENT NUMBER ONE TO THE FOSSIL GROUP, INC. 2020 CASH INCENTIVE PLAN (this “Amendment”), dated as of January 1, 2023, is made and entered into by Fossil Group, Inc., a Delaware corporation (the “Company”). Terms used in this Amendment with initial capital letters that are not otherwise defined herein shall have the meanings ascribed to such terms in the Fossil Group, Inc. 2020 Cash Incentive Plan (the “Plan”).

RECITALS

WHEREAS, Article VIII of the Plan provides that the Compensation Committee (the “Committee”) of the Company’s Board of Directors may amend the Plan at any time and from time to time; and

WHEREAS, the Committee desires to amend the Plan to delete Section 5.7 Limitation on Total Incentive Compensation.

NOW, THEREFORE, in accordance with Article VIII of the Plan and effective as of the date hereof, the Plan is hereby amended as follows:

1.Section 5.7 Limitation on Total Incentive Compensation of the Plan is hereby deleted.
2.Except as expressly amended by this Amendment, the Plan shall continue in full force and effect in accordance with the provisions thereof.

[Remainder of Page Intentionally Left Blank;
Signature Page Follows.]

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed as of the date first written above.

FOSSIL GROUP, INC.

By: /s/ Kosta N. Kartsotis
Name: Kosta N. Kartsotis
Title: Chief Executive Officer